Exhibit 5.1
JONES DAY
NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190
TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212
May 28, 2008
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124
     Re: Up to $3,000,000,000 Aggregate Principal Amount of Medium-Term Notes, Series A
Ladies and Gentlemen:
     We are acting as counsel for Parker-Hannifin Corporation, an Ohio corporation (the “Company”), in connection with the authorization of the sale from time to time, on a delayed basis, by the Company of up to $3,000,000,000 aggregate principal amount of Medium-Term Notes, Series A, of the Company (the “Notes”), pursuant to the Amended and Restated U.S. Distribution Agreement, dated as of September 17, 2007, as amended by Amendment No. 1 to Amended and Restated U.S. Distribution Agreement, dated as of May 28, 2008, by and among the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., ABN AMRO Incorporated, Banc of America Securities LLC and KeyBanc Capital Markets Inc., as agents (as amended, the “Distribution Agreement”). The Notes will be issued pursuant to the Indenture, dated as of May 3, 1996 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as Trustee (the “Trustee”). The Notes may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law, as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes, when they are executed by the Company and authenticated by the Trustee in accordance with the Indenture and issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, will constitute valid and binding obligations of the Company.
     For purposes of the opinion expressed herein, we have assumed that (i) the definitive terms of the Notes will be established in accordance with the provisions of the Indenture, (ii) the Trustee has authorized, executed and delivered the Indenture and the Indenture is the valid, binding and enforceable obligation of the Trustee, and (iii) the resolutions authorizing the issuance, offer and sale of the Notes will be in full force and effect at all times at which any Notes are offered or sold by the Company, and that the Company will take no action inconsistent with such resolutions.
     The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’
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JONES DAY
Parker-Hannifin Corporation
May 28, 2008

rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3, as amended (Reg. No. 333-143226) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act and to the reference to Jones Day under the caption “Validity of the Notes” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day